As filed with the Securities and Exchange Commission on August 6, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_______________________

Investar Holding Corporation

(Exact name of registrant as specified in its charter)

Louisiana	27-1560715
(State of incorporation)	(IRS Employer Identification No.)

10500 Coursey Blvd. Baton Rouge, Louisiana	70816
(Address of principal executive offices)	(Zip Code)

Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan

(Full title of the plan)

__________

John J. D’Angelo
Chairman of the Board and Chief Executive Officer

Investar Holding Corporation

10500 Coursey Boulevard

Baton Rouge, Louisiana 70816

(225) 227-2222

(Name, address, and telephone number,

including area code, of agent for service)

Copy to:

Kelly Simoneaux

Jones Walker LLP

201 St. Charles Avenue, Suite 5100

New Orleans, Louisiana 70170-5100

(504) 582-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                                                       Accelerated filer [ ]

Non-accelerated filer  [X]                                                      Smaller reporting company [X]

                                                                   Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.                                                      [ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $1.00 par value per share	600,000 shares	$22.33	$13,398,000 (3)	$1,462 (3)

(1)  This Registration Statement on Form S-8 relates to the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan (the “2017 Plan”) of Investar Holding Corporation (the “Company”). An aggregate of 1,200,000 shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), have been or may be issued under the 2017 Plan. Of these 1,200,000 shares, 600,000 shares were previously registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-218231) filed by the Company on May 25, 2017.

(2)  Upon a future stock split, stock dividend or similar transaction involving the Common Stock during the effectiveness of this Registration Statement, the number of securities registered shall be automatically increased to cover the additional securities in accordance with Rule 416(a) under the Securities Act.

(3)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low price per share of the Common Stock reported on the NASDAQ Stock Market on August 3, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Investar Holding Corporation to register an additional 600,000 shares of its Common Stock that may be issued to eligible participants under the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan. Accordingly, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 25, 2017 (Commission File No. 333-218231) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except to the extent modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Financial Statements and Exhibits.

        (d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Restated Articles of Incorporation of Investar Holding Corporation (incorporated by reference to Exhibit 3.1 to Company’s Form S-1 filed with the SEC on May 16, 2014)
4.2	Amended and Restated By-laws of Investar Holding Corporation (incorporated by reference to Exhibit 3.2 to Company’s Form S-4 filed with the SEC on October 10, 2017)
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Form S-1 filed May 16, 2014)
5*	Opinion of Jones Walker LLP
23.1*	Consent of Horne LLP
23.2*	Consent of Ernst & Young LLP
23.3*	Consent of Jones Walker LLP (included in Exhibit 5)
24*	Powers of Attorney (included in the signature pages of this Registration Statement)
99*	Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed May 20, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 6, 2021.

INVESTAR HOLDING CORPORATION

By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John J. D’Angelo and Christopher L. Hufft, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as of August 6, 2021.

Signature	Title

/s/ John J. D’Angelo
John J. D’Angelo	President and Chief Executive Officer (Principal Executive Officer)
/s/Christopher L. Hufft
Christopher L. Hufft	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/Rachel P. Cherco
Rachel P. Cherco	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/William H. Hidalgo, Sr.
William H. Hidalgo, Sr.	Director
/s/James M. Baker
James M. Baker	Director
/s/James H. Boyce, III
James H. Boyce, III	Director
/s/Robert M. Boyce, Sr.
Robert M. Boyce, Sr.	Director
/s/Gordon H. Joffrion, III
Gordon H. Joffrion, III	Director
/s/Robert Chris Jordan
Robert Chris Jordan	Director
/s/Suzanne O. Middleton
Suzanne O. Middleton	Director
/s/Andrew C. Nelson, M.D.
Andrew C. Nelson, M.D.	Director
/s/Frank L. Walker
Frank L. Walker	Director